Exhibit 99.1




For:     Immediate Release                                Contact: Larry Lentych
         October 30, 2003                                          574 235 2702
                                                                   Andrea Short
                                                                   574 235 2348


                 THIRD QUARTER EARNINGS, CASH DIVIDEND ANNOUNCED
                           FOR 1ST SOURCE CORPORATION


     South Bend, IN -- 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $4.64 million for the third quarter of 2003, a 120.99 percent increase over the $2.10 million for the third quarter of 2002. During the first nine months of 2003, net income for 1st Source Corporation was $13.79 million, up 51.97 percent over the $9.08 million reported for the same period in 2002.

     Diluted net income per common share for the third quarter of 2003 amounted to $0.22, up 120.00 percent compared to $0.10 for the third quarter of 2002. Diluted net income per common share for the first three quarters of 2003 was $0.65 versus $0.43, an increase of 51.16 percent over the same period a year ago.

     Earnings for the third quarter of 2003 represent a return on average common shareholders' equity of 5.83 percent, compared to 2.68 percent for the third quarter of 2002. Return on average total assets for the third quarter of 2003 was 0.56 percent, compared to 0.25 percent for the third quarter of 2002.

     Christopher J. Murphy III, Chairman and Chief Executive Officer, reported that at its October meeting, the Board of Directors approved a cash dividend increase for the third quarter to $0.10 per share. The cash dividend will be payable on November 17, 2003 to shareholders of record on November 10, 2003. The cash dividend is an 11.11 percent increase over the third quarter cash dividend in 2002.

     Mr. Murphy commented, "While we are pleased with the improvement in our earnings and credit quality for the quarter over last year, we are still quite cautious about the future. Interest rate margins have tightened and loan growth is almost non-existent. This has permitted us to allow wholesale funding to mature and roll off. As a result, we have very strong liquidity and rely on almost no brokered CDs, public funds, or other wholesale funding. Today, virtually everything on our balance sheet in the deposit or funding categories is essentially core funding. On the credit side, we have seen improvements in the market for used aircraft, and cash flows have improved somewhat for many of our equipment customers. For the quarter, our charge-offs and provisions were down significantly and our ratio of nonperforming assets to net loans and leases improved nicely."

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     Mr. Murphy continued, "Our branches are performing well, and based on recent market studies, we continue to enjoy dominant market deposit share in our 15 county area. Also, recently released government data highlights our continued strength in the small business, home improvement and mortgage financing sectors of our market. One of the most exciting things for us this past quarter was the introduction of InfoSource Online, our free online service for personal checking account customers. The overwhelmingly positive response of our customers to the new service reinforces our strategy of keeping our customers' best interests in mind and providing straight talk and sound advice."

     The provision for loan losses was $4.08 million in the third quarter of 2003 compared to $8.77 million in the third quarter of 2002. 1st Source's reserve for loan losses as of September 30, 2003 was 3.13 percent of total loans, compared to 2.60 percent as of September 30, 2002. Net charge-offs were $4.05 million for the third quarter 2003, compared to $7.24 million in the same quarter last year. The ratio of nonperforming assets to net loans and leases was
2.20 percent on September 30, 2003 compared to 3.44 percent on September 30,
2002.

     Noninterest income for the third quarter of 2003 was $18.85 million, up
20.79 percent from the third quarter of 2002. For the first nine months of 2003, noninterest income was $60.81 million, up 16.42 percent from 2002. The predominant factor behind the growth in 2003 was mortgage loan servicing and sale income, which reached near record levels in the first nine months of 2003. This increase was partially offset by a decrease in equipment rental income and the recording of $2.74 million of securitization impairment. The majority of this impairment is due to a change during the quarter in assumptions concerning the timing of future cash flows from the 1998 1st Source Master Trust Securitization to 1st Source Bank, as recorded under SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

     Noninterest expense was $32.70 million for the third quarter, compared to $33.51 million for the third quarter of 2002. For the first nine months, noninterest expense was $104.78 million, compared to $99.42 million for the same period in 2002. In general, year to date 2003 noninterest expense reflects higher personnel expense and an increase in expenses related to loan collection and repossessions.

     As of September 30, 2003, the 1st Source common equity-to-assets ratio was
9.95 percent compared to 9.08 percent a year ago. Common shareholders' equity was $318.87 million, up 2.53 percent from the $310.99 million reported a year ago. Total assets at the end of the third quarter of 2003 were $3.21 billion, down 6.36 percent from the same time last year. Total deposits were down 9.72 percent while total loans were down 10.72 percent over the comparable figures at the end of the third quarter of 2002.

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     1st Source Corporation takes pride in its identification as the largest locally owned financial institution headquartered in the Northern Indiana-Southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with innovative products and highly personalized services. 1st Source also competes for business nationally by offering specialized financing services for used private and cargo aircraft, automobiles for leasing and rental agencies, heavy duty trucks, construction and environmental equipment. The corporation includes 60 banking centers in fifteen counties, 7 Trustcorp Mortgage offices in Indiana, Ohio and Michigan, and 22 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.

     1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the NASDAQ Stock Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Dain Rauscher, Inc.; Goldman, Sachs & Company; Howe Barnes Investments, Inc.; Keefe, Bruyette & Woods, Inc.; Merrill Lynch, Pierce, Fenner; Morgan Stanley & Company; NatCity Investments; Sandler O'Neill & Partners; Schwab Capital Markets; Stifel, Nicolaus & Company, Incorporated; and William Blair & Company.

     1st Source's fixed and floating rate cumulative trust preferred securities are traded on the NASDAQ stock market under the symbols "SRCEP" and "SRCEO", respectively. The rate on the fixed rate securities is 9.0 percent and the rate for the fourth quarter, 2003 on the floating rate securities is 3.19 percent. Marketmakers in those securities are Goldman, Sachs & Company; Howe, Barnes Investments, Inc.; Schwab Capital Markets; and Stifel, Nicolaus & Company, Incorporated.

     Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.


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

1ST SOURCE CORPORATION
3rd QUARTER 2003 FINANCIAL HIGHLIGHTS
(Unaudited-Dollars in thousands except Per Share Data)
                                                                             3 Months Ended                     9 Months Ended
                                                                                September                         September
                                                                        2003             2002             2003              2002
END OF PERIOD BALANCES
  Assets                                                                                             $    3,206,248    $   3,424,104
  Loans                                                                                                   2,020,621        2,263,357
  Deposits                                                                                                2,493,037        2,761,384
  Reserve for Loan Losses                                                                                    63,222           58,946
  Intangible Assets                                                                                          26,386           28,624
  Common Shareholders' Equity                                                                               318,868          310,986

AVERAGE BALANCES
  Assets                                                           $    3,282,485   $   3,396,561    $    3,285,343    $   3,454,035
  Earning Assets                                                        3,013,994       3,079,337         3,001,550        3,138,744
  Investments                                                             696,463         630,098           674,420          640,717
  Loans                                                                 2,069,261       2,320,707         2,110,811        2,369,284
  Deposits                                                              2,591,080       2,699,788         2,599,827        2,751,175
  Interest Bearing Liabilities                                          2,465,260       2,672,602         2,494,002        2,743,578
  Common Shareholders' Equity                                             316,086         311,451           314,628          310,754

INCOME STATEMENT DATA
  Net Interest Income                                              $       24,544   $      29,142    $       77,840    $      89,635
  Net Interest Income - FTE                                                25,285          29,903            80,101           91,997
  Provision for Loan Losses                                                 4,078           8,765            14,529           31,324
  Noninterest Income                                                       18,854          15,609            60,811           52,233
  Noninterest Expense                                                      32,704          33,512           104,781           99,420
  Net Income                                                                4,643           2,101            13,793            9,076

PER SHARE DATA
  Basic Net Income Per Common Share                                $         0.23   $        0.10    $         0.66    $        0.43
  Diluted Net Income per Common Share                                        0.22            0.10              0.65             0.43
  Cash Dividends                                                            0.090           0.090             0.270            0.270
  Book Value Per Common Share                                               15.13           14.84             15.13            14.84
  Market Value - High                                                      21.800          24.575            21.800           26.890
  Market Value - Low                                                       17.000          13.540            12.570           13.540
  Basic Weighted Average Common Shares Outstanding                     21,076,921      20,963,707        21,050,008       20,927,734
  Diluted Weighted Average Common Shares Outstanding                   21,435,717      21,346,977        21,381,398       21,316,672

KEY RATIOS
  Return on Average Assets                                                   0.56%           0.25%             0.56%           0.35%
  Return on Average Common Shareholders' Equity                              5.83            2.68              5.86            3.90
  Average Common Shareholders' Equity to Average Assets                      9.63            9.17              9.58            9.00
  End of Period Tangible Common Equity to Tangible Assets                    9.20            8.32              9.20            8.32
  Net Interest Margin                                                        3.33            3.85              3.57            3.92
  Efficiency:  Expense to Revenue                                           65.71           68.79             69.23           63.99
  Net Charge Offs to Average Loans                                           0.78            1.24              0.67            1.69
  Loan Loss Reserve to Loans                                                 3.13            2.60              3.13            2.60
  Nonperforming Assets to Loans and Leases                                   2.20            3.44              2.20            3.44

ASSET QUALITY
  Loans Past Due 90 Days or More                                                                     $          353    $         309
  Non-accrual Loans                                                                                          32,865           54,685
  Other Real Estate                                                                                           3,111            4,873
  Repossessions                                                                                               9,369           19,536
  Equipment Owned Under Operating Leases                                                                        305            1,888
  Total Nonperforming Assets                                                                                 46,003           81,291


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

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
1ST SOURCE CORPORATION AND SUBSIDIARIES
(UNAUDITED - DOLLARS IN THOUSANDS)
                                                  September 30,    September 30,
                                                      2003              2002
                                                -------------------------------
ASSETS

Cash and due from banks                            $ 103,256         $ 118,762
Federal funds sold and
   interest bearing deposits with other banks         66,109            61,162
Investment securities available-for-sale
   (amortized cost of $754,106 and $620,169
   at September 30, 2003 and September 30, 2002,
   respectively)                                     760,865           628,261

Trading account securities                            10,822            --

Mortgages held for sale                               67,496           128,061

Loans - net of unearned discount
   Commercial and agricultural                       406,096           442,297
   Truck and automobile financing                    480,196           435,961
   Aircraft financing                                273,149           352,206
   Construction equipment financing                  241,945           324,822
   Loans secured by real estate                      522,852           593,310
   Consumer loans                                     96,383           114,761
                                                -------------------------------
Total loans                                        2,020,621         2,263,357
   Reserve for loan losses                           (63,222)          (58,946)
                                                -------------------------------
Net loans                                          1,957,399         2,204,411

Equipment owned under operating leases,
     net of accumulated depreciation                  74,916           101,560
Net premises and equipment                            38,488            42,077
Other assets                                         126,897           139,810
                                                -------------------------------
Total assets                                      $3,206,248        $3,424,104
                                                ===============================

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
  Noninterest bearing                             $  404,544        $  399,848
  Interest bearing                                 2,088,493         2,361,536
                                                -------------------------------
Total deposits                                     2,493,037         2,761,384

Federal funds purchased and securities
  sold under agreements to repurchase                223,405           203,457
Other short-term borrowings                           43,533            48,466
Long-term debt                                        16,994            11,698
Subordinated notes                                    56,444            44,750
Other liabilities                                     53,967            43,363
                                                -------------------------------
Total liabilities                                  2,887,380         3,113,118

Shareholders' equity:

  Preferred stock-no par value                            -                 -
  Common stock-no par value                            7,578             7,579
  Capital surplus                                    214,001           214,001
  Retained earnings                                   98,528            91,853
  Cost of common stock in treasury                    (5,409)           (7,462)
  Accumulated other comprehensive income               4,170             5,015
                                                -------------------------------
Total shareholders' equity                           318,868           310,986
                                                -------------------------------
Total liabilities and shareholders' equity        $3,206,248        $3,424,104
                                                ===============================



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
CONSOLIDATED STATEMENTS OF INCOME
1ST SOURCE CORPORATION AND SUBSIDIARIES
(UNAUDITED - DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      Three Months Ended             Nine Months Ended
                                                          September 30                 September 30
                                                   ------------------------     -------------------------
                                                         2003        2002             2003         2002
                                                   ------------------------     -------------------------
Interest and Fee Income:
  Loans                                            $    33,063  $   42,233       $  105,776   $  130,557
  Investment securities:
    Taxable                                              4,205       5,122           13,449       16,444
    Tax-exempt                                           1,386       1,463            4,266        4,555
Other                                                      337          41              782          239
                                                   ------------------------     -------------------------
TOTAL INTEREST INCOME                                   38,991      48,859          124,273      151,795

Interest Expense:
  Deposits                                              11,919      17,129           38,877       55,035
  Short-term borrowings                                  1,386       1,586            4,148        4,114
  Subordinated notes                                       961         789            2,842        2,374
  Long-term debt                                           181         213              566          637
                                                   ------------------------     -------------------------
TOTAL INTEREST EXPENSE                                  14,447      19,717           46,433       62,160
                                                   ------------------------     -------------------------
NET INTEREST INCOME                                     24,544      29,142           77,840       89,635
Provision for loan losses                                4,078       8,765           14,529       31,324
                                                   ------------------------     -------------------------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                             20,466      20,377           63,311       58,311

Noninterest Income:
  Trust fees                                             2,643       2,606            8,019        7,927
  Service charges on deposit accounts                    4,010       3,833           11,656       10,988
  Loan servicing and sale income                         5,786      (1,025)          13,437        2,554
  Equipment rental income                                6,217       7,157           19,443       21,901
  Other income                                           3,332       3,638           11,945        9,951
  Investment securities and
    other investment losses                             (3,134)       (600)          (3,689)      (1,088)
                                                   ------------------------     -------------------------
TOTAL NONINTEREST INCOME                                18,854      15,609           60,811       52,233
                                                   ------------------------     -------------------------
Noninterest Expense:
  Salaries and employee benefits                        17,195      16,792           52,732       49,787
  Net occupancy expense                                  1,726       1,745            5,375        5,125
  Furniture and equipment expense                        2,601       2,537            7,919        7,892
  Depreciation - leased equipment                        4,789       5,744           15,197       17,857
  Supplies and communication                             1,532       1,614            4,601        4,875
  Loan collection and repossession expense                 291       1,224            5,861        3,099
  Other                                                  4,570       3,856           13,096       10,785
                                                   ------------------------     -------------------------
TOTAL NONINTEREST EXPENSE                               32,704      33,512          104,781       99,420
                                                   ------------------------     -------------------------
INCOME BEFORE INCOME TAXES                               6,616       2,474           19,341       11,124
Income taxes                                             1,973         373            5,548        2,048
                                                   ------------------------     -------------------------
NET INCOME                                         $     4,643  $    2,101       $   13,793   $    9,076
                                                   ========================     =========================


The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3). Please contact us at Shareholder@1stsource.com.


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